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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2002

Hoover's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26097 (Commission File Number)	74-2559474 (IRS Employer Identification No.)
5800 Airport Blvd., Austin, Texas (Address of principal executive offices)		78752 (Zip Code)

Registrant's telephone number, including area code: (512) 374-4500

(Former name or former address, if changed since last report)

Item 5. Other Events.

        Hoover's, Inc. has set December 19, 2002 as the record date for the special meeting of its stockholders that will be held to vote on the proposed acquisition of Hoover's by D&B. The date of the special meeting has not yet been set.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002	HOOVER'S, INC.
/s/ JEFFREY R. TARR Jeffrey R. Tarr Chief Executive Officer and President

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  Item 5. Other Events.
SIGNATURES